UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 19, 2012

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

001-32543
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On September 19, 2012, Fortune Industries, Inc. (the “Company”) entered into an Escrow Agreement (the “Escrow Agreement”) with Ide Management Group, LLC, a Tennessee limited liability company (“Ide”), whereby the Company and Ide (collectively, the “Parties”) have agreed to pursue in good faith the negotiation of a definitive agreement between them relating to a proposed merger transaction in accordance with the material terms set forth in the Escrow Agreement. As a condition of the Company going forward with further negotiations with Ide, Ide deposited the sum of Three Hundred Thousand dollars ($300,000.00) into escrow with a third-party bank for the benefit of the Company. The funds will be used to pay for expenses in connection with the proposed merger transaction. The funds will only be refundable to Ide if the Company does not complete the proposed merger transaction for reasons not related to Ide, and will not be refundable to Ide if Ide does not complete the proposed merger transaction for any reason other than the Company not meeting its obligations to Ide.

The Parties entered into the Escrow Agreement in connection with their reaching an agreement in principal to restructure its current merger agreement by planning to enter into an amended merger agreement with Ide (the “Amended Agreement”). The Amended Agreement is subject to final documentation, completion of due diligence, regulatory compliance and other normal contingencies. Once completed, a revised Proxy Statement and the Amended Agreement will be filed with the SEC for review. Further, the Amended Agreement will result in the Company remaining registered with the Securities and Exchange Commission, and it is anticipated that it will continue to be publicly traded. Current shareholders of the Company will continue to own their Company shares.

In connection with the negotiation of the Amended Agreement, it is currently anticipated the Company will exchange all of its professional employer organization (“PEO”) subsidiaries for all of the common and preferred shares owned by the late Carter M. Fortune and by CEP, Inc., a Tennessee corporation which had previously entered into a merger agreement with the Company to acquire all the Company’s PEO operations. As a result of the revised transaction structure, assuming it is not revised further, the Company will cease being in the PEO business and through its newly acquired Ide subsidiaries, will operate a chain of 20 skilled nursing facilities located in Indiana, Illinois, Iowa and Wisconsin.

The current draft of the Amended Agreement provides that Ide will merge with a to-be formed subsidiary of the Company, and become a wholly-owned subsidiary of the Company. Mark Ide, the sole member of Ide, will receive sufficient shares of the Company in exchange for all full ownership of Ide. As a result, Mr. Ide will own a substantial majority of the Company shares.

Additional information will be made available as material events occur.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

99.01	Press Release of Fortune Industries, Inc. dated September 20, 2012

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: September 20, 2012	By:	/s/ Tena Mayberry
Tena Mayberry Chief Executive Officer